GODFREY & KAHN, S.C.
ATTORNEYS AT LAW
780 North Water Street
Milwaukee, Wisconsin 53202
Phone: (414) 273-3500 Fax: (414) 273-5198


	January 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

		Re:	Strong Equity Funds, Inc.

Gentlemen:

	  	We represent Strong Equity Funds, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 17 (the "Post-Effective
Amendment") to the Company's Registration Statement (Registration Nos.
33-70764; 811-8100) on Form N-1A under the Securities Act of 1933 (the
"Securities Act") and the Investment Company Act of 1940.  The Post-Effective
Amendment is being filed pursuant to Rule 485(b) under the Securities Act.


   	We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

					                 	Very truly yours,

                 						GODFREY & KAHN, S.C.

					                 	/s/ Pamela M. Krill

                      	Pamela M. Krill

MW1-103778-1